Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	212-245-8800 Ext. 205
Phone: 703-528-7073 x 102	john@cameronassoc.com
hweiss@fortressamerica.net
Media Relations:
Rick Keating
Keating & Co.
973-966-1100
rkeating@keatingco.com

FOR IMMEDIATE RELEASE

MANAGEMENT OF TOTAL SITE SOLUTION AND VORTECH
INCREASES EQUITY STAKE BY 53%

ARLINGTON, VA - June 27, 2006 - Fortress America Acquisition Corporation (OTCBB: FAAC), a special purpose acquisition company, has revised the terms under which it proposes to acquire privately owned VTC L.L.C., doing business as Total Site Solutions (“TSS”) and Vortech, LLC (“Vortech”).

Under the revised terms, owners and key employees of TSS and Vortech will receive $17.3 million in common stock (a 53% increase in the common stock to be paid), $11 million in cash (a 42% reduction in the amount of cash to be paid), and a $10 million 5-year convertible note.

Speaking of the revised transaction, Thomas Rosato, Chairman of TSS said, “Jerry Gallagher and I have become more convinced that the data center and mission-critical facility marketplace is surging and the business opportunity for the combined companies keeps getting better. Recent articles in Business Week and The New York Times highlight this trend as well. We agreed to a larger ownership percentage to increase our upside potential.”

Harvey Weiss, CEO of Fortress America, added, “The revised terms of the transaction increase the stock ownership of management which is a positive signal to the market and leaves a greater amount of cash that the company can use to expand the business. The balance sheet will be stronger after the acquisition with $32 million in cash which represents $2.52 per share. We are delighted with the change.”

About Total Site Solutions

Total Site Solutions (TSS) supplies industry and government with secure data centers and other mission critical facilities that will survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added Systems and Network Integration Services for perimeter security and access control where physical security and IT intersect.. For more information, visit www.govortech.com.

About Fortress America

Fortress America Acquisition Corporation (FAAC) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the fast-growing homeland security industry. FAAC’s acquisition efforts are focused on companies that are able to serve both government and commercial customers with successful products and services that provide vital protection from security threats and natural disasters for people, physical assets and critical information infrastructure.

Safe Harbor

Stockholders of Fortress are advised to read, when available, Fortress’ preliminary proxy statement and definitive proxy statement in connection with Fortress’ solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of VTC L.L.C. doing business as Total Site Solutions (“TSS”) and Vortech LLC (“Vortech”). Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, VA 22203. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov

Fortress and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Fortress stockholders to be held to approve the acquisition of Total Site Solutions and Vortech. Information regarding Fortress’ directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Fortress has been authorized to give any information or to make any representations on behalf of Fortress or Total Site Solutions and Vortech in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Fortress.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress, Total Site Solutions, Vortech and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Fortress’, Total Site Solutions’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The risk factors detailed in Fortress’ filings with the U.S. Securities and Exchange Commission could cause actual results to differ from those set forth in forward-looking statements..

Forward-looking statements are not guarantees of future performance and that actual results of operations, financial condition and liquidity, and developments in the industry, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this presentation speak only as of the date of this presentation and might not occur in light of these risks, uncertainties and assumptions. We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.